INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 33-41245 on Form N-1A under the Securities Act of 1933, of our report dated February 22, 2002, appearing in the annual report to shareholders of Accessor Funds, Inc. for the fiscal year ended December 31, 2001, relating to Accessor Funds, Inc., comprising Growth Fund, Value Fund, Small to Mid Cap Fund, International Equity Fund, High Yield Bond Fund, Intermediate Fixed-Income Fund, Short-Intermediate Fixed-Income Fund, Mortgage Securities Fund, U.S. Government Money Fund, Accessor Income Allocation Fund, Accessor Income & Growth Allocation Fund, Accessor Balanced Allocation Fund, Accessor Growth & Income Allocation Fund, Accessor Growth Allocation Fund, and Accessor Aggressive Growth Allocation Fund, and to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP

Chicago, Illinois
October 30, 2002